UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2005

NOBLE ENERGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-07964	73-0785597

(State or other jurisdiction of incorporation or organization)	(Commission File Number	(I.R.S. Employer Identification No.)

100 Glenborough, Suite 100 Houston, Texas	77067

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 872-3100

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
2005 Stock Plan for Non-Employee Directors

Item 1.01. Entry into a Material Definitive Agreement.

     On April 26, 2005, the stockholders of Noble Energy, Inc. (the “Company”) approved the 2005 Stock Plan for Non-Employee Directors of Noble Energy, Inc. (the “2005 Plan”). The purposes of the 2005 Plan are to provide each non-employee director of the Company with an added incentive to continue in the service of the Company and a more direct interest in the future success of the operations of the Company by granting to such directors options to purchase shares of the Company’s common stock and awards of restricted shares of common stock.

     The following is a summary of the principal features of the 2005 Plan. The description set forth herein of the material terms of the 2005 Plan is qualified in its entirety by reference to the full text of the 2005 Plan, which is filed with this report as Exhibit 10.1. Capitalized terms not otherwise defined below have the meanings ascribed to them in the 2005 Plan.

General

     The 2005 Plan authorizes the issuance of up to 400,000 shares of common stock. Any shares of common stock allocable to the unexercised portion of an option that expires or terminates will again be available for the purposes of the 2005 Plan. The 2005 Plan contains provisions for the adjustment of the number of shares of common stock to be granted or available for grant under options and restricted stock awards, and for the adjustment of the shares subject to unexercised options, in the event of common stock splits or combinations, dividends payable in common stock or the occurrence of certain other events.

     The 2005 Plan is administered by the Board of Directors and, subject to certain minimum and maximum annual grant limitations, is designed to allow the Board to adjust the value and the form of the grants to be made under the 2005 Plan from time to time in order to permit the Company to respond to market conditions and remain competitive in its non-employee director compensation practices. Under the 2005 Plan, certain options and restricted stock awards are granted automatically to incumbent and new non-employee directors. In addition, the Board of Directors has the discretion to grant additional options and restricted stock awards to the non-employee directors and to determine the restrictions, terms and conditions applicable to such grants.

Stock Options

     Each new non-employee director will be granted an option to purchase 5,600 shares of common stock on the date of such non-employee director’s election to the Board of Directors as a director. On each February 1 during the term of the 2005 Plan, each incumbent non-employee director serving the Company on such date automatically will be granted an option to purchase 1,400 shares of common stock. In addition to the foregoing automatic grants of options, at any time the Board of Directors in its discretion may grant an additional option to any non-employee director who previously has received or concurrently is receiving a February 1 automatic option grant; provided, however, that the aggregate number of shares of common stock that may be subject to options granted by the Board of Directors in its discretion to a particular non-employee director during any calendar year, when added to the number of shares of common stock that are subject to the option automatically granted to such non-employee director on February 1 of that year, cannot exceed 5,600.

     The price at which each share of common stock covered by an option may be purchased is the fair market value of such share on the date of the grant of such option. Each option will be exercisable from time to time over the period of time commencing one (1) year from the date of the grant of such option and ending (i) in the case of an option automatically granted under the 2005 Plan, upon the expiration of ten (10) years from the date of such grant, or (ii) in the case of an option granted by the Board of

Directors in its discretion, upon the expiration date specified for such option by the Board of Directors at the time of the grant of such option. Each option granted to a non-employee director under the 2005 Plan will, however, become exercisable in full (i) upon the death of such non-employee director, (ii) upon the mandatory retirement of such non-employee director as a regular director because of age in accordance with Article III of the By-laws of the Company, or (iii) in the event of a Change in Control as defined in the 2005 Plan.

     If a non-employee director’s service as a director terminates within the exercise period applicable to an option granted to such non-employee director, the non-employee director (or if such termination of service is by reason of death, the executor or administrator of the non-employee director’s estate or person who has acquired the option by bequest, inheritance or permitted transfer) may exercise such option, to the extent such option was exercisable at the time of such termination of service, for a period ending on the earlier of (i) the expiration of five (5) years from such termination of service, or (ii) the expiration of the exercise period applicable to such option.

     The options granted under the 2005 Plan are transferable only by will or the laws of descent and distribution or to a permitted transferee (as defined below). An option may be transferred to a permitted transferee if (i) there is no consideration for the transfer, (ii) the original optionee remains liable for all withholding obligations associated with the exercise of the option, (iii) the original optionee notifies the Company of the transfer and provides certain information with respect to the permitted transferee, and (iv) the Board of Directors approves the form of the transfer documents effectuating the transfer. The term “permitted transferee” means, with respect to an original optionee, (i) any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the original optionee, including adoptive relationships, (ii) any person sharing the original optionee’s household (other than a tenant or an employee), (iii) a trust in which the persons described in clauses (i) and (ii) above have more than fifty percent of the beneficial interest, (iv) a foundation in which the original optionee and/or persons described in clauses (i) and (ii) above control the management of assets, and (v) any other entity in which the original optionee and/or persons described in clauses (i) and (ii) above own more than fifty percent of the voting interests.

Restricted Stock Awards

     Each new non-employee director will be granted 2,400 restricted shares of common stock on the date of such non-employee director’s election to the Board of Directors as a director. On each February 1 during the term of the 2005 Plan, each incumbent non-employee director serving the Company on such date automatically will be granted 600 restricted shares of common stock. In addition to the foregoing automatic grants of restricted shares of common stock, at any time the Board of Directors in its discretion may grant additional restricted shares of common stock to any non-employee director who previously has received or concurrently is receiving a February 1 automatic grant of restricted shares of common stock; provided, however, that the aggregate number of restricted shares of common stock that may be granted by the Board of Directors in its discretion to a particular non-employee director during any calendar year, when added to the number of shares of common stock that are subject to the grant of restricted shares of common stock automatically granted to such non-employee director on February 1 of that year, cannot exceed 2,400. Each grant of restricted shares of common stock under the 2005 Plan will be restricted for a period of at least one year from the date of such grant, and may not be sold, assigned, transferred, discounted, exchanged, pledged or otherwise encumbered or disposed of until all of the restrictions, terms and conditions applicable to such restricted shares have been satisfied. During the restricted period, the non-employee director to whom the restricted shares of common stock have been granted will be the record owner of such shares and will have all of the rights of a stockholder with respect to such shares, including the right to vote and the right to receive dividends or other distributions made with or paid with respect to such shares.

     Subject to the express provisions of the 2005 Plan, the Board of Directors in its discretion will determine the restrictions, terms and conditions that will apply to each grant of restricted shares of common stock granted pursuant to the 2005 Plan; provided, however, that the restrictions applicable to each such grant will terminate in the event of a Change in Control or if such non-employee director (i) dies or becomes disabled while a director of the Company, or (ii) retires as a regular director of the Company because of age in accordance with the mandatory retirement provisions of Article III of the By-laws of the Company.

Amendment of the Plan

     The Board of Directors may at any time and from time to time amend, modify or suspend the 2005 Plan, provided that no such amendment, modification or suspension shall (1) adversely affect an option or restricted stock award theretofore granted to a non-employee director, or deprive a non-employee director of any shares of common stock such non-employee director has acquired or may acquire under such an option or restricted stock award, without his or her consent, or (2) be made without the approval of the stockholders of the Company if such amendment, modification or suspension would (i) expand the types of grants that may be made under the 2005 Plan, (ii) increase the total number of shares of common stock that may be granted under the 2005 Plan or decrease the exercise price of Options granted or to be granted under the 2005 Plan (other than in accordance with the 2005 Plan’s antidilution provisions), (iii) materially expand the class of persons eligible to be granted options or restricted stock awards under the 2005 Plan, (iv) materially increase the benefits accruing to non-employee directors under the 2005 Plan, (v) extend the term of the 2005 Plan or the exercise period applicable to an option granted thereunder, or (vi) constitute a material revision of the 2005 Plan requiring stockholder approval pursuant to Section 303A.08 of the NYSE Listed Company Manual or applicable law.

Termination

     Unless previously terminated by the Board of Directors in its discretion, the 2005 Plan will terminate at the close of business on March 31, 2015, after which time no further grants may be made under the 2005 Plan.

Item 9.01. Financial Statements and Exhibits.

     (c)      Exhibits. The following exhibits are furnished as part of this current Report on Form 8-K:

               10.1     2005 Stock Plan for Non-Employee Directors of Noble Energy, Inc.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this current Report to be signed on its behalf by the undersigned thereunto duly authorized.

NOBLE ENERGY, INC.
Date: April 28, 2005	By:	/s/ Arnold J. Johnson
Arnold J. Johnson
Vice President, General Counsel & Secretary

INDEX TO EXHIBITS

Item          Exhibit

10.1           2005 Stock Plan for Non-Employee Directors of Noble Energy, Inc.